Exhibit 99.1

EBIX 2019 GAAP REVENUE ROSE 17% TO A RECORD $580.6M,

WITH FULL YEAR GAAP DILUTED EPS RISING 7% TO $3.16

•	Full year Non-GAAP EPS of $4.21, Q4 2019 Non-GAAP EPS of $1.04

•	Full year GAAP operating income of $155.7M

•	Full year non-GAAP operating income of $163.9M

•	Constant Currency Revenues grew 19% by $92.1M to $590M in 2019 vs. $497.8M in 2018

JOHNS CREEK, GA – March 2, 2020 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial, e-governance and healthcare industries, today reported fiscal 2019 fourth quarter (Q4 2019) and full year results for the periods ended December 31, 2019. Ebix will host a conference call to review its results today, at 11:00 a.m. EST (details below).

“In spite of a number of large acquisitions getting delayed for regulatory reasons, and the delays in the central bank approval for implementing the UAE airport implementation, we still got very close to the $600 million revenue mark in 2019, with 2019 GAAP revenues of $580.6M. This result has clearly established a good foundation for us to pursue higher goals in 2020.” said Robin Raina, chairman and CEO, Ebix, Inc. “With the already announced prospective Yatra and Trimax acquisitions ahead of us, combined with our focus on organic revenue growth, we believe that revenue in the $700M to $750M range, in terms of annualized revenue by Q4 of 2020, is clearly achievable.”

Ebix delivered the following results for its fiscal fourth quarter and full fiscal year 2019:

Revenue: Full year 2019 revenue rose 17% to $580.6 million vs. 2018, and Q4 2019 revenue rose 7% to $146.2 million vs. Q4 2018

On a constant currency basis, Ebix 2019 revenues increased 19% to $590.0 million vs. $497.8 million in 2018. Exchanges including the EbixCash and the remaining insurance exchanges worldwide, continued to be Ebix’s largest channel, accounting for 88% of our Q4 2019 and full year 2019 revenues.

(dollar amounts in thousands)
Channel	Q4 2019	Q4 2018	Change	YTD 2019	YTD 2018	Change
EbixCash Exchanges	$81,184	$65,851	+23%	$319,953	$217,457	+47%
Insurance Exchanges	48,074	50,302	-4%	190,067	192,604	-1%
RCS—Insurance	16,925	20,174	-16%	70,595	87,765	-20%

Total Revenue	$146,183	$136,327	+7%	$580,615	$497,826	+17%

Total Revenue on Constant Currency Basis	$146.1M	$136.3M	+7%	$590.0M	$497.8M	+19%

Operating Income and Operating Cash: GAAP Operating income for 2019 rose 2% to $155.7 million as compared to $153.0 million in 2018. Non-GAAP operating income for 2019 was at $163.9 million in the year 2019.

Q4 2019 GAAP Operating income decreased 18% to $34.3 million as compared to 2018, primarily because of certain one-time year-end adjustments in Q4, including acquisition related reserves, bad debt reserves, legal costs etc. and the costs associated with certain new organic growth initiatives.

In 2019, the Company generated cash from operations of $64.7 million in spite of payments of $24 million for taxes, $21.1 million for a legal settlement, the cash requirements for EbixCash marketing & IPO and the funding required for the growing gross merchandize value (GMV) associated with EbixCash operations worldwide.

Earnings per Share: For the full fiscal year 2019, GAAP diluted earnings per share grew 7% to $3.16 from $2.95 in 2018. Excluding the one-time non-recurring items, non-GAAP diluted earnings per share for 2019 rose 13% to $4.21 vs. $3.73 in 2018

Q4 2019 GAAP diluted earnings per share grew 159% to $0.71 from $0.27 in Q4 2018 . Excluding the one-time non-recurring items, non-GAAP diluted earnings per share in Q4 2019 was at $1.04 as compared to $1.06 in Q4 2018

Net Income: Full year 2019 GAAP net income increased 4% to $96.7 million compared to $93.1 million in Q4 2018. The Q4 2019 Non-GAAP net income increased 9% to $128.9 million after excluding certain non-recurring items.

Q4 2019 GAAP net income increased 154% to $21.7 million as compared to $8.5 million in Q4 2018. The Q4 2019 Non-GAAP net income was at $31.9 million after excluding certain non-recurring items.

Share Outstanding and Repurchases: Ebix repurchased 95,000 shares of its common stock for an aggregate amount of $4.2 million in the full year 2019. Reflecting its repurchase activity, Ebix’s weighted average diluted shares outstanding decreased to 30.6 million in Q4 2019 compared to 31.2 million in Q4 2018 and decreased to 30.6 million in 2019 compared to 31.5 million in 2018.

Q1 & Q2 2020 Diluted Share Counts: Based on share repurchases completed to date, Ebix expects its diluted share count to be approximately 30.8 million in Q1 2020 and Q2 2020.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q4 2019 for a total cost of $2.3 million.

“We have a number of high margin revenue and cost synergy initiatives in place, that should serve to improve our bottom line in 2020. The recent MoneyGram contract was an example of that. We are trying to balance our expense reduction initiatives with our various marketing initiatives that are required to make EbixCash a household name.” Ebix Chairman, and CEO Robin Raina said. “That said, we are deep into the work that goes into launching the EbixCash IPO in India. In the short term, we will be announcing the addition of a fourth investment banker to our investment banking team.”

“2019 was another year of financial success for Ebix. The Company again achieved double-digit revenue growth, as it has consistently done over the last decade. As we continue to integrate our recent business acquisitions and leverage synergistic top line growth opportunities in our rapidly expanding EbixCash Exchange division, we expect operating margins to improve to the mid 30% range.” Robert Kerris, Ebix EVP and CFO said, “In addition to funding the cash required for business growth in India, during 2019 we invested a total of $110.8 million related to acquisitions, $13.0 million on share buybacks, $9.2 million on dividend payments, $21.1 million on legal settlements, $12.9 million on CapEx and Software Development, $15.1 million on principal payments towards the term loan and $24.0 million on tax payments. We are pleased with the fact that this was achieved while our Net Debt remained flat as of December 31, 2019 as compared to a year earlier at December 31, 2018. Ebix ended the year with cash, cash equivalents and short-term investments of $113 million, which positions the Company well, to continue to fund its organic growth initiatives and certain targeted strategic business acquisitions.”

Reconciliation of EBITDA, GAAP net income and diluted earnings per share to non-GAAP net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Full Year 2019

	Net Income	Diluted EPS
2019 GAAP Net Income	$96,720	$3.16
2019 GAAP Operating Income	$155,673
Non-GAAP Adjustments:
Impact of net Nonrecurring Bad Debt Reserve for certain accounts receivable in the India e-government business sector, offset by noncontrolling interest for JV Partner	$6,603	$0.22
Reduction of Acquisition earn out accrual (operating)	($15,392)	($0.50)
One-time expenses related to synergies and redundancies being implemented (operating)	$7,452	$0.24
Non-recurring year-end adjustments in Q4, including acquisition related reserves, bad debt reserves, legal costs etc. (operating)	$3,533	$0.12
Stock based compensation (operating)	$3,398	$0.11
Non-recurring Legal expense including for yatra acquisition (operating)	$2,610	$0.09
Short term Finance Fees for GMV Growth Funding (non-operating)	$4,347	$0.14
Non-recurring intercompany FX loss unrelated to end customers (non-operating)	$2,121	$0.07
Legal settlement and associated fees (Non-Operating)	$20,452	$0.67
One-time tax benefit (non-operating)	($3,000)	($0.10)
Total Non-GAAP Adjustments	$32,134	$1.05
Full Year 2019 Non-GAAP Net Income	$128,854	$4.21

Full Year 2019 Non-GAAP Operating Income	$163,877

Q4 2019

	Net Income	Diluted EPS
Q4 2019 GAAP Net Income	$21,650	$0.71
Q4 2019 GAAP Operating Income	$34,253
Non-GAAP Adjustments:
Non-recurring year-end adjustments in Q4, including acquisition related reserves, bad debt reserves, legal costs etc. (operating)	$3,533	$0.12
One-time quarterly expenses related to synergies and redundancies being implemented (operating)	$1,749	$0.06
Stock based compensation (operating)	$946	$0.03
Non-recurring Legal Expenses (operating)	$1,035	$0.03
Short term Finance Fees for GMV Growth Funding (non-operating)	$1,035	$0.04
Non-recurring intercompany FX loss unrelated to end customers (non-operating)	$1,881	$0.06

Total Non-GAAP Adjustments	$10,245	$0.33

Fourth Quarter 2019 Non-GAAP Net Income	$31,895	$1.04

Fourth Quarter 2019 Non-GAAP Operating Income	$41,582

Conference Call Details:

Call Date/Time:	Monday, March 2, 2020 at 11:00 a.m. EST

Call Dial-In:	+1-877-837-3909 or 1-973-409-9690; Call ID #8589356

Live Audio Webcast:	www.ebix.com/webcast

Audio Replay URL:	www.ebix.com/result_19_Q4 after 2:00 p.m. EST on March 2nd

About Ebix, Inc.

With 50+ offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide On-Demand software and E-commerce services to the insurance, financial, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a “Phygital” strategy that combines 320,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio encompasses leadership in areas of domestic & international money remittance, foreign exchange (Forex), travel, pre-paid & gift cards, utility payments, lending, wealth management etc. in India and other markets. EbixCash’s Forex operations have emerged as a leader in India’s airport Foreign Exchange business with operations in 32 international airports including Delhi, Mumbai, Bangalore, Hyderabad, Chennai and Kolkata, conducting over $4.8 billion in gross transaction value per year. EbixCash’s inward remittance business in India conducts approx. $5 billion gross annual remittance business, confirming its undisputed leadership position in India. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 2,200+ employees, 212,450+ agent network, 25 branches and over 9,800 corporate clients; processing an estimated $2.5 billion in gross merchandise value per year.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Operating revenue	$146,183	$136,327	$580,615	$497,826
Operating expenses:
Cost of services provided	53,111	42,302	205,165	168,415
Product development	11,418	10,963	45,302	39,078
Sales and marketing	4,680	4,045	19,578	17,587
General and administrative (net)	39,219	34,059	140,429	108,475
Amortization and depreciation	3,502	3,428	14,468	11,292

Total operating expenses	111,931	94,797	424,942	344,847

Operating income	34,253	41,530	155,673	152,979
Interest income	51	127	629	436
Interest expense	(9,781)	(9,037)	(42,332)	(27,101)
Non-operating income – (loss)	(7)	—	337	60
Non-operating expense – litigation settlement	—	—	(21,140)	—
Foreign currency exchange gain (loss)	(1,881)	2,127	(2,376)	(792)

Income before income taxes	22,635	34,747	90,791	125,582
Income tax expense	(517)	(26,474)	(220)	(32,501)

Net income including noncontrolling interest	22,118	8,273	90,571	93,081

Net income (Loss) attributable to noncontrolling interest	468	(236)	(6,149)	(58)

Net income attributable to Ebix, Inc.	$21,650	$8,509	$96,720	$93,139

Basic earnings per common share	$0.71	$0.27	$3.17	$2.97
Diluted earnings per common share	$0.71	$0.27	$3.16	$2.95
Basic weighted average shares outstanding	30,495	31,133	31,511	31,393
Diluted weighted average shares outstanding	30,618	31,225	30,594	31,534

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2019	2018
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$73,228	$133,907
Receivables from service providers	25,607	33,439
Short-term investments	4,443	31,192
Restricted cash	35,051	8,317
Fiduciary funds—restricted	4,966	6,491
Trade accounts receivable, less allowances of $20,044 and $6,969, respectively	153,565	154,760
Other current assets	67,074	59,274

Total current assets	363,934	427,380

Property and equipment, net	48,421	47,960
Right-of-use assets	19,544	—
Goodwill	952,404	946,685
Intangibles, net	46,955	51,448
Indefinite-lived intangibles	42,055	42,055
Capitalized software development costs, net	19,183	14,076
Deferred tax assets, net	69,227	54,629
Other assets	29,896	26,714

Total assets	$1,591,619	$1,610,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$84,735	$111,895
Payables to service agents	12,196	25,651
Accrued payroll and related benefits	8,755	9,227
Working capital facility	28,352	10,516
Fiduciary funds—restricted	4,966	6,491
Short-term debt	1,167	3,990
Contingent liability for earn-out acquisition consideration	8,621	13,767
Current portion of long-term debt, net of deferred financing costs of $575 and $575, respectively	22,091	14,603
Contract liabilities	28,712	35,609
Lease liability	5,955	—
Other current liabilities	29,335	85,679

Total current liabilities	234,885	317,428

Revolving line of credit	438,037	424,537
Long-term debt, less current portion, net of deferred financing costs of $1,534 and $1,811, respectively	254,467	274,716
Contingent liability for earn-out acquisition consideration	1,474	11,209
Contract liabilities	8,541	9,051
Lease liability	13,196	438
Deferred tax liability, net	1,235	1,282
Other liabilities	40,339	27,849

Total liabilities	992,174	1,066,510

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2019 and 2018	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at December 31, 2019 and no shares authorized, issued and outstanding at December 31, 2018	—	—
Common stock, $.10 par value, 220,000,000 shares authorized, 30,492,044 issued and outstanding at December 31, 2019 and 30,567,725 issued and outstanding at December 31, 2018	3,049	3,057
Additional paid-in capital	6,960	3,397
Retained earnings	618,503	535,118
Accumulated other comprehensive loss	(78,398)	(63,377)

Total Ebix, Inc. stockholders’ equity	550,114	478,195
Noncontrolling interest	49,331	66,242

Total stockholders’ equity	599,445	544,437

Total liabilities and stockholders’ equity	$1,591,619	$1,610,947

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2019	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$96,720	$93,139	$100,618
Net (loss) income attributable to noncontrolling interest	(6,149)	(58)	1,965
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	14,468	11,292	11,123
Provision for doubtful accounts	12,325	3,571	1,713
Provision for deferred taxes, net of acquisitions and effects of currency translation	(15,525)	(13,043)	(13,667)
Unrealized foreign exchange losses	1,104	606	1,387
Amortization of right-of-use assets	7,144	—	—
Amortization of capitalized software development costs	2,696	2,233	2,175
Share-based compensation	3,397	2,811	2,818
Reduction of acquisition earn-out contingent liability	(16,543)	(1,391)	(164)
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(15,908)	8,770	(34,245)
Receivables from service providers	7,832	(33,439)	—
Payables to service agents	(13,455)	25,651	—
Other assets	(8,351)	(8,486)	(2,133)
Accounts payable and accrued expenses	(19,624)	(11,787)	7,958
Accrued payroll and related benefits	(661)	(788)	(3,979)
Lease liabilities	(6,878)	(360)	(413)
Reserve for potential uncertain income tax return positions	(95)	149	5,879
Other liabilities	30,396	13,205	252
Contract liabilities	(8,149)	(8,740)	(4,480)

Net cash provided by operating activities	64,744	83,335	76,807

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(105,466)	(232,557)	(192,161)
Cash (paid to) received from Paul Merchants for 10% stake in MTSS combined business and other investment	(5,348)	4,996	—
Payment of acquisition earn-out contingency	—	(3,831)	(1,921)
Maturities (purchases) of marketable securities	27,015	(4,087)	1,201
Capitalized software development costs	(7,989)	(8,079)	(2,805)
Capital expenditures	(4,908)	(8,032)	(7,385)

Net cash used in investing activities	(96,696)	(251,590)	(203,071)

Cash flows from financing activities:
Proceeds from / (payment) to line of credit, net	13,500	150,008	120,500
Proceeds from term loan	—	175,500	20,000
Principal payments on term loan obligation	(15,063)	(10,016)	(13,000)
Payments on short-term notes, net	6,450	(8,341)	—
Working capital facility	19,079	(8,094)	6,162
Repurchase of common stock	(12,952)	(40,820)	(45,732)
Payments of long term debt	(686)	(80)	—
Payments for capital lease obligations	—	(6)	(11)
Proceeds from exercise of common stock options	—	439	52
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(230)	(467)	(398)
Dividends paid	(9,193)	(9,316)	(9,545)

Net cash (used) provided by financing activities	905	248,807	78,028

Effect of foreign exchange rates on cash and cash equivalents	(3,314)	(5,689)	2,162
Net change in cash and cash equivalents, and restricted cash	(34,361)	74,863	(46,074)
Cash and cash equivalents, and restricted cash at the beginning of the year	145,730	70,867	116,941

Cash and cash equivalents, and restricted cash at the end of the year	$111,369	$145,730	$70,867

Supplemental disclosures of cash flow information:
Interest paid	41,143	25,690	12,552
Income taxes paid	24,041	10,149	10,426